Exhibit 99.1

PATENT PROPERTIES ANNOUNCES SECOND QUARTER 2015 RESULTS

Announces Name Change to Walker Innovation Inc.

Announces Name Change of its United States Patent Utility Service to Haystack IQ

Trial Usage of New Subscription Service Showing Progress

Stamford, CT – August 6, 2015 – Walker Innovation Inc., formerly known as Patent Properties, Inc. (OTCQB: PPRO) (“Walker Innovation” or the “Company”), an intellectual property company that launched The United States Patent UtilityTM (the “Patent Utility”), its Big Data-driven subscription service that makes the economic benefits of America’s patent database available to companies of all sizes, today announced second quarter 2015 results.

Second Quarter 2015 Highlights and Subsequent Events

•	Effective July 31, 2015, Patent Properties has changed its corporate name to Walker Innovation Inc. and the Patent Utility’s name to “Haystack IQ™”. Walker Innovation Inc. currently trades on OTCQB under the ticker symbol ”PPRO”. The new ticker symbol will be announced once final approval is granted.

•	More than 50 companies agreed to trial usage of Haystack IQ, the Company’s new Big Data-driven subscription service.

•	Net loss for the second quarter 2015 was $3.4 million, or $0.16 per share, compared to net loss of $4.2 million, or $0.20 per share in the prior-year period.

•	As of June 30, 2015, Walker Innovation had $9.3 million in cash and no outstanding debt on its consolidated balance sheet.

“The second quarter was an inflection point for the Company in terms of our overall strategy,” said Jay Walker, Chairman of Walker Innovation. “In the few months since launch, the marketplace has expressed more interest in those aspects of Haystack IQ’s services that support a company’s innovation goals rather than patent risk management goals. We are responding to that preference with adjustments in sales focus and product development since we have concluded an innovation focus is the best path to win customers. This shift has considerably slowed early paid subscriber volumes, although trial usage of the service expanded significantly from the prior quarter.”

“In addition, the patent licensing environment that existed when we became a public company has changed dramatically. These changes have affected our ability to generate licensing revenues in the short term and have caused us in recent months to keep a much closer eye on our overall spend and ensure we are proper stewards of our cash balance,” continued Mr. Walker.

“In keeping with our new focus on innovation, we have made the decision to change our corporate name to Walker Innovation Inc. and the name of the Utility to ‘Haystack IQ’,” added Jonathan Ellenthal, Vice Chairman and Chief Executive Officer of Patent Properties. “Jay Walker’s immense track record makes his the perfect name for our Company, while the ‘Innovation’ aspect makes it clear we’re in the business of helping companies accelerate improvements in their customer offerings. As for ‘Haystack IQ’, we believe it more clearly communicates the intent of the service to find the relevant needles in the huge haystack of global R&D investment.”

“Finally, we are developing a brand new area of our business. We’ve been talking to very large companies recently about how we might use our internal innovation capacity, led by Jay Walker, and our technology tools to design, prototype and commercialize new businesses for large companies. We are currently seeking to establish multiple relationships within this channel of the business, which could present future significant revenue opportunities,” concluded Mr. Ellenthal.

Second Quarter 2015 Results

For the second quarter ended June 30, 2015, Walker Innovation reported revenue of $207,000 generated by a combination of licensing fees and subscription fees to the Patent Utility versus $6,000 in revenue in the prior-year period.

Management expects that the timing and results of patent filings and the Company’s enforcement proceedings relating to its intellectual property rights will fluctuate from period to period. Although revenues from one or more of the Company’s patents or patent families may be significant in a specific reporting period, Walker Innovation believes that none of its patents or patent families are individually significant to its licensing and enforcement business as a whole. In recognition of a weakened patent licensing environment attributable to legislative and judicial developments, the Company is continuing to focus its litigation efforts on certain specific enforcement actions that the Company believes have a higher probability of achieving success.

Total operating expenses for the second quarter 2015 were $3.2 million versus $4.3 million in the prior-year period, a decrease of $1.1 million, or 26%, primarily due to ongoing reductions in litigation, compensation and professional-related expenses.

Net loss for the second quarter of 2015 was $3.4 million compared to net loss of $4.2 million in the prior-year period. Net loss per common share for the second quarter of 2015 was $0.16 compared to net loss per common share of $0.20 in the prior-year period.

Liquidity and Capital Resources

As of June 30, 2015, Walker Innovation had $9.3 million in cash and no outstanding debt on its consolidated balance sheet.

Conference Call Information

Walker Innovation will host a conference call and live webcast to discuss second quarter 2015 results today at 8:30 AM Eastern time.

The conference call can be accessed over the phone by dialing 1-877-407-3982 or for international callers by dialing 1-201-493-6780; please dial-in 10 minutes before the start of the call. A replay will be available by dialing 1-877-870-5176 or for international callers by dialing 1-858-384-5517; the passcode is 13614680. The replay will be available through Thursday, August 13, 2015.

In order to access the live webcast, please go to the Investor Relations section of Walker Innovation’s website at http://www.walkerinnovation.com and click on the available webcast link. A replay will be available shortly after the original webcast.

Forward-Looking Statements

This press release may contain certain “forward-looking statements” that reflect the Company’s current expectations and projections about its future results, performance, prospects and opportunities. When used, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to Walker Innovation, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates.

Additionally, statements concerning future matters such as revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed under the section entitled “Risk Factors” in the Company’s most recently filed Annual Report on Form-10K and in any Risk Factors or cautionary statements contained in its Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Readers should carefully review this information as well as other risks and uncertainties described in other filings the Company makes with the Securities and Exchange Commission, or the SEC. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

About Walker Innovation Inc.

Walker Innovation (OTCQB: PPRO) developed and recently introduced Haystack IQ™, formerly The United States Patent Utility™, a subscription-based service that uses proprietary Big Data software to connect the global stockpile of technology improvements and technical experts, represented by the U.S. patent database, with businesses that can put them into commercial uses that help them compete and grow. The Company also owns and seeks to commercialize, license and enforce the unique portfolio of intellectual property developed by inventor and entrepreneur Jay Walker, who serves as the Company’s Executive Chairman. Mr. Walker is best known as the founder of Priceline.com and has twice been named by TIME magazine as “one of the top 50 business leaders of the digital age.” Mr. Walker currently ranks as the world’s 11th most patented living individual, based on U.S. patent issuances according to Wikipedia.  Additional information regarding the company can be found at www.walkerinnovation.com  Additional information regarding Haystack IQ™, formerly The United States Patent Utility™ can be found at www.haystackiq.com.

Follow Haystack IQ, formerly The United States Patent Utility, on Twitter at @HaystackIQ and on LinkedIn here.

Investor Contact for Walker Innovation Inc.:
Don Duffy/Garrett Edson, ICR
(203) 682-8200

Media Contact:
Michael Fox, ICR
(203) 682-8218

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Licensing fees	$191	$6	$197	$6
Utility revenue	16	-	22	-
Total revenues	207	6	219	6

Legal and consulting contingency fees	71	-	71	-
Cost of utility revenue	338	-	712	-
Total cost of revenue	409	-	783	-

Net revenue	(202)	6	(564)	6

Operating expenses:
Other legal and consulting fees	596	746	1,391	819
Patent prosecution and maintenance fees	144	296	360	511
Compensation and benefits	1,476	2,031	3,113	3,634
Professional fees	482	732	1,002	4,558
Marketing	119	4	262	4
General and administrative	367	446	691	704
Total operating expenses	3,184	4,255	6,819	10,230

Operating net loss	(3,386)	(4,249)	(7,383)	(10,224)

Other income:
Interest income	4	9	10	19

Net loss	$(3,382)	$(4,240)	$(7,373)	$(10,205)

Net loss per common share:
Basic and diluted	$(0.16)	$(0.20)	$(0.36)	$(0.50)

Weighted average common shares outstanding:
Basic and diluted	20,742	20,742	20,742	20,528

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current Assets:
Cash	$9,289	$15,407
Short-term investment	50
Other receivable	19	22
Prepaid and other current assets	283	455
Total current assets	9,641	15,884

Property and equipment, net	228	29

Other Assets:
Investments, at cost	250	250

TOTAL ASSETS	$10,119	$16,163

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,305	$1,190
Accrued expenses	668	711
Deferred software costs	151	151
Deferred revenue	57	14
Total current liabilities	2,181	2,066

Deferred revenue – long term portion	51	58

TOTAL LIABILITIES	2,232	2,124

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 15,000,000 shares authorized	--	--
Series B Convertible Preferred stock, $0.001 par value, 14,999,000 shares designated, issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	15	15
Common stock, $0.001 par value, 100,000,000 shares authorized; 21,134,744 shares issued as of June 30, 2015 and December 31, 2014, respectively	21	21
Treasury stock, 393,172 shares, at cost	(840)	(840)
Additional paid-in capital	44,123	42,902
Accumulated deficit	(35,432)	(28,059)
TOTAL STOCKHOLDERS’ EQUITY	7,887	14,039

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,119	$16,163